Exhibit 99.1

TO BUSINESS AND ENTERTAINMENT EDITORS:

         Movie Gallery Declares Quarterly Dividend Of $0.03 Per Share

    DOTHAN, Ala., Sept. 30 /PRNewswire-FirstCall/ -- Movie Gallery (Nasdaq: MOVI) today announced that the Board of Directors has declared a dividend to common stockholders of $0.03 per share, payable on October 26, 2004, to stockholders of record as of October 12, 2004.
    This represents the fourth consecutive quarterly dividend paid by the Company.

    About Movie Gallery
    Movie Gallery currently owns and operates more than 2,350 video specialty stores located throughout North America. Movie Gallery is the leading home video specialty retailer primarily focused on rural and secondary markets.

     Contact:  Thomas D. Johnson, Jr.
               SVP-Investor Relations
               (334) 702-2400

SOURCE  Movie Gallery, Inc.
    -0-                             09/30/2004
    /CONTACT: Thomas D. Johnson, Jr., SVP-Investor Relations of Movie Gallery, Inc., +1-334-702-2400/
    /Web site:  http://www.moviegallery.com /
    (MOVI)

CO:  Movie Gallery, Inc.
ST:  Alabama
IN:  ENT REA
SU:  DIV